UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36198	46-2286804
(Commission File Number)	(IRS Employer Identification No.)

2100 RiverEdge Parkway, Suite 500
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 857-4700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On April 3, 2014, IntercontinentalExchange Group, Inc. (the “Company”), as parent borrower, and its subsidiary ICE Europe Parent Limited (“ICE Europe”), as subsidiary borrower, entered into a new $3.0 billion senior unsecured revolving credit facility (the “2014 Credit Facility”) pursuant to a credit agreement dated as of April 3, 2014 (the “2014 Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, issuing lender and swingline lender, Bank of America, N.A. (“BofA”), as syndication agent, and the lenders party thereto. The 2014 Credit Facility includes an option for the Company to propose an increase in the aggregate amount by up to $1.0 billion, subject to the consent of the lenders funding the increase and certain other conditions. A copy of the 2014 Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the 2014 Credit Facility herein is qualified in its entirety thereby.

The 2014 Credit Facility matures on April 3, 2019. Amounts borrowed under the 2014 Credit Facility may be prepaid at any time without premium or penalty. The 2014 Credit Facility provides for a $3.0 billion multi-currency revolving facility, with sub-limits for non-dollar borrowings, swingline borrowings and letters of credit. As of April 3, 2014, no amount was drawn under the 2014 Credit Facility. The obligations of ICE Europe under the 2014 Credit Facility are guaranteed by the Company. Borrowings under the 2014 Credit Facility will bear interest at LIBOR or a base rate, at the borrower’s option, plus an applicable ratings-based margin.

Of the amounts available under the 2014 Credit Facility: (i) $150 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Europe Limited, (ii) $100 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Credit LLC, (iii) $50 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear U.S., Inc., (iv) $3 million of such amounts has been reserved to provide liquidity or required financial resources for the clearing operations of ICE Clear Canada, Inc., and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the foregoing purposes, are available to the Company and ICE Europe to use for working capital and general corporate purposes including, but not limited to, acting as a backstop to the amounts issued under the Company’s commercial paper program. All of the foregoing entities are subsidiaries of the Company. From time to time, the Company may agree to provide additional liquidity to its subsidiaries to meet regulatory capital requirements, general corporate purposes or short term liquidity needs.

The 2014 Credit Facility contains customary representations and warranties, covenants and events of default, including a leverage ratio, as well as limitations on liens on the assets of the Company or its subsidiaries, indebtedness of non-obligor subsidiaries, the sale of all or substantially all of the assets of the Company and its subsidiaries, and other matters.

Concurrently with the closing of the 2014 Credit Facility, the Company terminated and prepaid its previously existing senior credit facilities originally entered into by IntercontinentalExchange, Inc. (“Old ICE”) and ICE Europe in November 2011 with Wells Fargo as administrative agent, issuing lender and swingline lender, BofA as syndication agent, and the lenders party thereto, as subsequently amended (the “2011 Credit Facilities”). The 2011 Credit Facilities consisted of (i) an aggregate $500 million five-year senior unsecured term loan facility (the “2011 Term Loan Facility”) and (ii) an aggregate $2.1 billion five-year senior unsecured multicurrency revolving credit facility (the “2011 Revolving Facility”). The 2011 Credit Facilities were scheduled to mature in November 2016. Immediately prior to entering into the 2014 Credit Facility, $366.2 million was outstanding under the 2011 Term Loan Facility and no amount was outstanding under the 2011 Revolving Facility. A combination of commercial paper and available cash was used to fund the prepayment of the 2011 Term Loan Facility.

At the same time, the Company also terminated its previously existing $600 million 364 day senior unsecured credit facility (the “364 Day Facility”) originally entered into by Old ICE on July 12, 2013 with Wells Fargo, as administrative agent, BofA, as syndication agent, and the lenders party thereto, as subsequently amended. The 364 Day Facility was scheduled to mature in July 2014. No amounts were outstanding under the 364 Day Facility.

The 2014 Credit Facility is guaranteed by NYSE Euronext Holdings LLC, a subsidiary of the Company and the successor to NYSE Euronext by merger (“NYSE Euronext Holdings”). In the merger, NYSE Euronext Holdings assumed NYSE Euronext’s $850 million of 2.0% senior unsecured fixed rate notes due October 2017 and €920 million of 5.375% senior unsecured fixed rate notes due June 2015 (collectively, the “NYSE Legacy Notes”). The 2014 Credit Agreement provides that NYSE Euronext Holdings’ guarantee may be released if certain conditions are satisfied, including compliance with the covenant limiting the amount of indebtedness of non-obligor subsidiaries and an investment-grade credit rating, as further described in the 2014 Credit Agreement. For as long as NYSE Euronext Holdings remains a guarantor of the 2014 Credit Facility, it will also remain a guarantor of the Company’s $600 million of 2.50% senior unsecured fixed rate notes due 2018 and $800 million of 4.00% senior unsecured fixed rate notes due 2023 (collectively, the “ICE Notes”) and of the Company’s commercial paper program. The Company expects that NYSE Euronext Holdings’ guarantee of the 2014 Credit Facility will be released when the NYSE Legacy Notes have been repaid.

In connection with the Company’s acquisition of NYSE Euronext in 2013, Old ICE provided guarantees of the ICE Notes, the NYSE Legacy Notes, and the Company’s commercial paper program. The purpose of all of those guarantees by Old ICE was to avoid structural subordination of the guaranteed obligations to the obligations of Old ICE under the 2011 Credit Facilities. Since the 2011 Credit Facilities have been replaced with the 2014 Credit Facility and Old ICE is not an obligor under the 2014 Credit Facility, those guarantees by Old ICE are no longer necessary and have been automatically released in accordance with their terms. The Company’s guarantee of the NYSE Legacy Notes that was also added in connection with the Company’s acquisition of NYSE Euronext remains in effect.

Item 1.02      Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 1.02.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of April 3, 2014 among IntercontinentalExchange Group, Inc. and ICE Europe Parent Limited, as borrowers, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender, Bank of America, N.A., as syndication agent, and each of the lenders party thereto for an aggregate $3.0 billion five-year senior unsecured revolving credit facility.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

Date: April 7, 2014	By:	/s/ Andrew J. Surdykowski
	Name: Title:	Andrew J. Surdykowski Senior Vice President, Associate General Counsel & Assistant Secretary